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                                                                      EXHIBIT 21

                                  SUBSIDIARIES
                                       OF
                           HILTON HOTELS CORPORATION

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                                                          State or Country
A.    Wholly-owned Subsidiaries                           of Incorporation
      -------------------------                           ----------------
BAC 1-11 Corporation                                      Nevada
Benco, Inc.                                               Nevada
Conrad (Indonesia) Corporation (2) (5)                    Nevada
Conrad International Hotels Corporation (3)               Nevada
Conrad International Hotels (HK) Ltd. (5)                 Hong Kong
Conrad International Hotels Limited (2) (6)               Ireland
Conrad International Investment Corporation (3)           Nevada
Conrad (New Zealand) Corporation (5)                      Nevada
Conrad Royalty Corporation (3)                            Nevada
Conrad (Thailand) Corporation (2) (5)                     Nevada
Destination Resorts, Inc.                                 Arizona
Flamingo Hilton Corporation (4)                           Nevada
Flamingo Hilton-Laughlin, Inc. (7)                        Nevada
Flamingo Hilton - Reno, Inc. (4)                          Nevada
Hapeville Investors, Inc.                                 Delaware
Hilton Employee Relief Fund                               California
Hilton Equipment Corporation                              Delaware
Hilton Gaming Corporation                                 Nevada
Hilton Hawaii Corporation                                 Delaware
Hilton Hotels Partners I, Inc.                            Delaware
Hilton Hotels Partners II, Inc.                           Delaware
Hilton Hotels U.S.A., Inc.                                Delaware
Hilton Inns, Inc.                                         Delaware
Hilton Insurance Corporation                              Vermont
Hilton Kansas City Corporation (4)                        Missouri
Hilton Michigan City Corporation (4)                      Indiana
Hilton New Jersey Corporation (2)                         New Jersey
Hilton New Orleans Corporation (4)                        Louisiana
Hilton Pennsylvania Hotel Corporation                     Delaware
Hilton Recreation, Inc.                                   Delaware
Hilton Resorts Corporation                                Delaware
Hilton RPS, Inc.                                          Illinois
Hilton San Diego Corporation                              California
Hilton Suites, Inc.                                       Delaware
Hilton Supersports, Inc. (4)                              Nevada
Hilton Systems, Inc.                                      Nevada
Hilton Washington Corporation                             New York
Hotels Statler Company, Inc.                              Delaware
Kenner Investors, Inc.                                    Delaware
Las Vegas Hilton Corporation (4)                          Nevada
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                                                          State or
                                                          Country of
A.  Wholly-owned Subsidiaries                             Incorporation
    -------------------------                             -------------
      (Continued)
Lebanco, Inc. (1)                                         Nevada
Main & Holcombe Corporation                               Texas
Reno Hilton Resort Corporation (4)                        Nevada
Stevens Hotel Corporation (2)                             Illinois
The Beverly Hilton Corporation (2)                        California
The Hotel Waldorf-Astoria Corporation (2)                 New York
The New Yorker Hotel Corporation (2)                      New York
The Palmer House Hilton Hotel Company                     Illinois
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(1)   Indirect ownership. Wholly-owned by Benco, Inc., which is wholly-owned by
      Hilton Hotels Corporation.

(2)   Nameholding companies.

(3) Indirect ownership. Wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(4) Indirect ownership. Wholly-owned by Hilton Gaming Corporation, which is wholly-owned by Hilton Hotels Corporation.

(5) Indirect ownership. Wholly-owned by Conrad International Hotels Corporation, which is wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(6) Indirect ownership. Wholly-owned by Conrad Royalty Corporation, which is wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(7) Indirect ownership. Wholly-owned by Flamingo Hilton Corporation, which is wholly-owned by Hilton Gaming Corporation, which is wholly-owned by Hilton Hotels Corporation.


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                                                       State or
                                          %            Country of
B.    Partially-owned Subsidiaries        Ownership    Incorporation
      ----------------------------        ---------    -------------
Attiki Casinos, H.S.A.                    50%          Greece
Baluma Holdings S.A.                      36.9%        The Bahamas
Casino Investments Limited                50%          New Zealand
Compass Computer Services, Inc.           50%          Delaware
Earlsfort Centre Hotel Proprietors
      Limited                             14.7%        Ireland
Grand Vacations Realty, Inc.              50%          Delaware
Greenroll Limited                         30%          Hong Kong
Hilton Service Corporation                51%          Delaware
International Company for
  Touristic Investments, S.A.E.           20%          Egypt
Jupiters Management Limited               66.6%        Australia
Jupiters Limited                          19.9%        Australia
Windsor Casino, Limited                   33.3%        Ontario, Canada
Yeditepe Beynelmilel Otelcilik
  Turizm Ve Ticaret Anonim Sirketi
  (Seven Hills International Hotel,
  Tourism and Trade, A.S.)                25%          Turkey
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C.    Affiliates
      ----------

The following are special purpose corporations formed in connection with the operation of beverage service at particular hotels. Hilton Hotels Corporation does not directly own the shares of these corporations.

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                                                      State of
      Name of Corporation                             Incorporation
      -------------------                             -------------
Hilton Beverage Corporation                           Louisiana
New Orleans Hilton Beverage Corporation               Louisiana
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D.  Wholly-owned Partnerships
    -------------------------

CONRAD INTERNATIONAL (BRUSSELS) S.N.C.

This Belgium general partnership was converted from a Belgium corporation [CONRAD INTERNATIONAL (BRUSSELS) SA/NV] effective January 1, 1994. The partners are CONRAD INTERNATIONAL HOTELS CORPORATION (50% ownership interest) and CONRAD INTERNATIONAL INVESTMENT CORPORATION (50% ownership interest). Both partners are wholly-owned subsidiaries of Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.


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